EXHIBIT 5.1

[Letterhead of Womble Bond Dickinson (US) LLP]

May 16, 2024

Regional Management Corp.
979 Batesville Road, Suite B
Greer, South Carolina 29651

Re: Registration Statement on Form S-8 Relating to the Regional Management Corp. 2024 Long-Term Incentive Plan and 2015 Long-Term Incentive Plan (As Amended and Restated)

Ladies and Gentlemen:

We have acted as counsel to Regional Management Corp., a Delaware corporation (the "Company"), in connection with the preparation of the Company's above-referenced registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed by the Company with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to an aggregate of 1,038,846 shares (such aggregate number of shares as is represented by (1) and (2) below, the “Shares”) of its common stock, par value $0.10 per share (the “Common Stock”), issuable as follows: (1) an aggregate of 997,419 shares issuable under the Regional Management Corp. 2024 Long-Term Incentive Plan (the “2024 Plan”) , consisting of (i) 381,000 shares of Common Stock, plus (ii) 616,419 shares of Common Stock, representing any shares remaining available for the grant of awards as of the 2024 Plan effective date (the “Effective Date”) under the Regional Management Corp. 2015 Long-Term Incentive Plan, as amended and restated (the “2015 Plan”);and (2) 41,427 shares of Common Stock representing shares subject to an award granted under the 2015 Plan, which award was forfeited, cash-settled, cancelled, terminated, expired, or lapsed for any reason before the Effective Date without the issuance of shares or pursuant to which such shares were forfeited in accordance with the terms of the 2015 Plan. This opinion is provided pursuant to the requirements of Item 8(a) of Form S-8 and Item 601(b)(5) of Regulation S-K.

As the Company's counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company's certificate of incorporation and bylaws, each as amended to date, and minutes and records of the corporate proceedings of the Company relating to the filing of the Registration Statement and the issuance of the Shares, as provided to us by the Company, certificates of public officials and of representatives of the Company, and statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In rendering this opinion, we have relied upon certificates of public officials and representatives of the Company with respect to the accuracy of the factual matters contained in such certificates.

In connection with such examination, we have assumed (a) the genuineness of all signatures and the legal capacity of all signatories; (b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (c) the proper issuance and accuracy of certificates of public officials and representatives of the Company. In rendering opinions as to future events, we have assumed the facts and law existing on the date hereof.

Based on and subject to the foregoing, and having regard for such legal considerations as we deem relevant, it is our opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company, and, upon issuance, delivery and payment therefor in the manner contemplated by the 2024 Plan or the 2015 Plan, as applicable, and the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

This opinion is limited to the Delaware General Corporation Law, as currently in effect, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to any reference to the name of our firm in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Womble Bond Dickinson (US) LLP